EXHIBIT 3.1.5
                                                                 F I L E D
                                                                DEC 31 1990
                                                                JOAN HABERLE
                                                             Secretary of State
                                                                 0670045

                           CERTIFICATE OF AMENDMENT TO

                        THE CERTIFICATE OF INCORPORATION

                                       OF

                           TRANS-ATLANTIC VIDEO, INC.


To:      THE SECRETARY OF STATE             FEDERAL EMPLOYER

         STATE OF NEW JERSEY                IDENTIFICATION NO. 22-2748019

     Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3),

Corporations, General, of the New Jersey statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of

Incorporation:

     1. The name of the corporation is TRANS-ATLANT1C VIDEO, INC.

     2. Attached hereto is a copy of the resolution of the Board of Directors as required by Section 14A:7-2(3) of the New Jersey Business Corporation Act which was duly adopted by the Board of Directors on December 19, 1990.

     3. The Certificate of Incorporation is amended so that the designation and number of shares of Prefered Stock and the relative rights, preferences and limitations of such Preferred Stock are as stated in the attached resolution.


Dated this 27th day of December, 1990


                                            TRANS-ATLANTIC VIDEO, INC.


                                            By  /s/ Jeffrey I. Schillen
                                                -----------------------
                                                JEFFREY I. SCHILLEN, President

                                   0100293639

                           TRANS-ATLANTIC VIDEO, INC.

                   CERTIFICATE OF DESIGNATION, VOTING POWERS,
                       AND PREFERENCES OF PREFERRED STOCK

                      Pursuant to Section 14A:7-2(2) of the
                      Near Jersey Business Corporation Act

     Trans-Atlantic  Video,  Ins. (the  "Corporation")  organized and;  existing under the  Business  Corporation  Act of the State of New  Jersey,  does  hereby certify that pursuant to authority  conferred upon the Board of Directors of the

Corporation by its Certificate of Incorporation,  and pursuant to the provisions of  Section  14A:7-2(2)  of the  Business  Corporation  Act of the  State of New

Jersey,  said Boar$ of  Directors,  on  December  19,  1990,  duly  adopted  the following  resolution,  which  resolution has not been modified or rescinded and remains in full force and effect on and as of the date hereof:

               RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by its Certificate of Incorporation (hereinafter referred to as the "Certificate of Incorporation"), the Board of Directors does hereby create, authorize and provide for the issuance of the Corporation's Preferred Stock, with no par value, to consist of 1,000,000 shares, all of such shares having the designation, voting powers, preferences and the qualifications,limitations and restrictions thereof that are set .forth in this resolution as follows:

               1. DESIGNATION. The distinctive designation of such Preferred stock is Preferred Stock ("Preferred Stock").

               2. VOTING RIGHTS. The holders of shares of Preferred Stock shall be entitled to 39 votes for each such share held and shall be entitled to vote upon all matters upon which

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          stockholders  have  the  right to  vote.  The  holders  of  shares  of
          Preferred Stock shall vote together with the holders of other stock possessing voting rights and not separately as a class, on all matters.

               3. DIVIDEND AND LIQUIDATION RIGHTS. Holders of shares of Preferred Stock are not entitled to any divident preference. In the event of any liquidation, holders of shares of Preferred Stock shall be entitled to a preference of $.01 per share, and any other remaining proceeds of liquidation shall be distributed share and share alike to holders of shares of Preferred Stock and Common Stock

               4. CONVERSION. The shares of Preferred Stock shall be convertible on the basis of thirty nine (39) shares of the Corporation's Common Stock, no par value, for every one (1) share of Preferred Stock.

               5. REDEMPTION. The Preferred Stock shall not be subject to redemption by the Corporation but any or all of the Preferred Stock may be repurchased by the Corporation pursuant to an agreement with one (1) or more of the holders thereof.

     IN WITNESS  WHEREOF,  this  Certificate  has been signed on the 27th day of

December,  1990,  and the  signature of the  undersigned  shall  constitute  the affirmation and acknowledgement of the undersigned,  under penalties of perjury,

that  this  Certificate  is the act and deed of the  undersigned  and the  facts stated in this certificate are true.



                                               /s/ Jeffrey Schillen
                                               --------------------
                                               Jeffrey Schillen, President



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